                                                          Exhibit 21.1

                           SUBSIDIARIES OF
              REINSURANCE GROUP OF AMERICA, INCORPORATED



G.A. Canadian Holdings, Limited, New Brunswick corporation
      RGA Canada Management Company, Ltd., New Brunswick corporation RGA Life Reinsurance Company of Canada, Quebec corporation

Manantial Seguros de Vida, S.A., Argentine corporation

RGA Australian Holding PTY, Limited, Australian corporation
      RGA Reinsurance Company of Australia Limited, Australian corporation

RGA Holdings Limited (U.K.), United Kingdom corporation
      RGA Managing Agency Limited U.K., United Kingdom corporation RGA Capital Limited U.K., United Kingdom corporation

RGA Reinsurance Company, Missouri corporation
      Fairfield Management Group, Inc., Missouri corporation
            Great Rivers Reinsurance Management, Inc., Missouri
             corporation
            Reinsurance Partners, Inc., Missouri corporation RGA (U.K.) Underwriting Agency Ltd., United Kingdom
             corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation

RGA Reinsurance Company (Bermuda) Ltd., Bermuda corporation

RGA Sudamerica, S.A., Chilean corporation
      RGA Reinsurance Company Chile S.A., Chilean corporation
      BHIF America Seguros de Vida S.A., Chilean corporation


                                    58